UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 8, 2023

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Units	NEP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2023, NextEra Energy Partners, LP (NEP), NextEra Energy Operating Partners GP, LLC, NextEra Energy Operating Partners, LP (NEP OpCo) and NextEra Energy Management Partners, LP (NEE Management) entered into the Fourth Amended and Restated Management Services Agreement (MSA) to suspend the incentive distribution rights (IDR) fee to NEE Management or any permitted assignee of NEE Management in respect of each calendar quarter beginning with the IDR fee related to the period commencing on (and including) January 1, 2023 and expiring on (and including) December 31, 2026. NEP OpCo is a subsidiary of NEP and NEE Management is an indirect subsidiary of NextEra Energy, Inc. IDR fees represent the right to receive a fee calculated based on the amount of adjusted available cash from operating surplus, as defined in the MSA, that NEP OpCo would be able to distribute to its common unitholders after specified quarterly and target quarterly distribution levels have been achieved. The right to receive the IDR fee is currently held by NEE Management, but may be assigned, subject to restrictions in the MSA.

The information set forth in this Item 1.01 is qualified in its entirety by the text of the MSA, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03 Material Modification to Rights of Security Holders

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 and qualified in its entirety by the text of the MSA, which is included as Exhibit 10.1 hereto and incorporated by reference herein.

SECTION 8 - OTHER EVENTS
Item 8.01 Other Events

(a) On May 8, 2023, NEP issued a press release which discussed, among others, plans to sell natural gas pipeline assets and use the proceeds to complete all planned buyouts of convertible equity portfolio financings through 2025.

(b) The following risk factor is filed herewith:

NEP’s plan to sell its natural gas pipeline assets for adequate proceeds may be unsuccessful, and NEP may have to rely on other sources of capital in order to purchase noncontrolling membership interests in certain subsidiaries and to finance future growth.

NEP intends to sell its natural gas pipeline assets and, upon the closing of such sales, use the forecasted amount of proceeds to purchase the outstanding noncontrolling Class B membership interests (Class B interests) in South Texas Midstream, LLC, NEP Renewables II, LLC and NextEra Energy Partners Pipelines, LLC, as well as to finance future growth through 2024.

NEP’s ability to sell its natural gas pipeline assets, including for proceeds at levels it forecasted, is dependent upon many factors, including the prevailing interest rate environment and condition of the debt and equity financing markets, market demand for the acquisition of natural gas pipelines in the United States, long-term demand expectations for natural gas in the United States and Mexico, and receipt of necessary third party and regulatory approvals.

If NEP is not able to generate the amount of proceeds from the sale of its natural gas pipeline assets that it has forecasted, NEP may have to rely on other sources of capital to purchase the outstanding Class B interests of South Texas Midstream, LLC, NEP Renewables II, LLC and NextEra Energy Partners Pipelines, LLC as well as to finance future growth through 2024. If other sources of capital were unavailable on commercially reasonable terms and at reasonable cost, NEP’s ability to complete the purchase of the outstanding Class B interests or consummate future acquisitions and pursue other growth opportunities could be adversely impacted.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit Number	Description
10.1
Fourth Amended and Restated Management Services Agreement, dated as of May 8, 2023, by and among NextEra Energy Partners, LP, NextEra Energy Operating Partners GP, LLC, NextEra Energy Operating Partners, LP, and NextEra Energy Management Partners, LP

101	Interactive data files for this Form 8-K formatted in Inline XBRL
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 12, 2023

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer